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                                                                    EXHIBIT 23.6



              CONSENT OF KEGLER, BROWN, HILL & RITTER CO., L.P.A.

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               CONSENT OF KEGLER, BROWN, HILL & RITTER CO., LPA.

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4, filed with the Securities and Exchange Commission, of Synetic Inc.'s Annual Report on Form 10K for the fiscal year ended June 30, 1998. We also consent to all references to our firm included in this Registration Statement.


Columbus, Ohio
June 18, 1999

                                        Very truly yours,

                                        KEGLER, BROWN, HILL & RITTER CO. LPA


                                        By: /s/ Jack A. Bjerke
                                           ------------------------------------
                                            Jack A. Bjerke, Vice President